Exhibit 99.B(d)(12)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Colchester Global Investors Limited

Dated September 12, 2017, as amended September 20, 2018

SEI INSTITUTIONAL INTERNATIONAL TRUST

International Fixed Income Fund

Emerging Markets Debt Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Colchester Global Investors Limited

Dated September 12, 2017, as amended September 20, 2018

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional International Trust

International Fixed Income Fund	[REDACTED]

Emerging Markets Debt Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional International Trust Emerging Markets Debt Fund and the average daily value of the assets of any other SEI mutual fund or account to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services pursuant to an Emerging Markets Debt mandate (each a “Emerging Markets Debt Fund” collectively the “Emerging Markets Debt Funds”. The pro rate portion of the total fee (as determined pursuant to this paragraph) attributable to each Emerging Markets Debt Fund will be based on the relative values of the average daily Assets of the Emerging Markets Debt Funds managed by the Sub-Adviser (as set forth below):

[REDACTED]

As of the effective date of this Agreement the Emerging Markets Debt Funds are as follows:

•                  SEI Institutional Investments Trust Emerging Markets Debt Fund;

•                  SEI Institutional International Trust Emerging Markets Debt Fund; and

•                  SGMF Emerging Markets Debt Fund.

Agreed and Accepted:

SEI Investments Management Corporation	Colchester Global Investors Limited

By:	By:

/s/ Stephen Beinhecker	/s/ Kathrin Elsby

Name:	Name:

Stephen Beinhecker	Kathrin Elsby

Title:	Title:

Managing Director	Senior Investment Manager

Witnessed By:

/s/ Andrew Cowley

Name:

Andrew Cowley

Title:

Legal Counsel